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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Nordstrom Credit, Inc. Centennial, Colorado

We consent to the incorporation by reference in Registration Statement No. 33-55905 on Form S-3 of our report dated May 13, 2005, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of the restatement described in Note 14 to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Nordstrom Credit, Inc. and subsidiary for the year ended January 29, 2005.

/s/ Deloitte & Touche LLP
Seattle, Washington
May 13, 2005